UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities and Exchange Act of 1934
Date of Report (Dated of earliest event reported): July 1, 2021

HERITAGE FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number 000-29480

Washington			91-1857900
(State or other jurisdiction of incorporation or organization)			(I.R.S. Employer Identification No.)

201 Fifth Avenue SW,	Olympia	WA	98501
(Address of principal executive offices)			(Zip Code)
(360) 943-1500
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12 (b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common stock, no par value	HFWA	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers, Completion of Acquisition or Disposition of Assets

Press Release Announcing the Promotion of Bryan. D. McDonald

On July 1, 2021, Heritage Financial Corporation ("Company"), the parent company of Heritage Bank ("Bank"), issued a press release announcing the promotion of Bryan D. McDonald, age 49, to President and Chief Operating Officer of the Bank effective July 1, 2021. A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Mr. McDonald does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Addendum to Employment Agreement.

On July 1, 2021, the Company signed an addendum to the Employment Agreement by and between the Company and Bryan D. McDonald dated November 4, 2019. A copy of the addendum is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1    Addendum to Employment Agreement - Bryan D. McDonald
99.1    Press Release dated July 1, 2021 announcing the promotion of Bryan D. McDonald to President and Chief Operating Officer of Heritage Bank
104    Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERITAGE FINANCIAL CORPORATION

Date:
July 2, 2021	/S/ JEFFREY J. DEUEL
Jeffrey J. Deuel
President and Chief Executive Officer
(Duly Authorized Officer)